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                                                                  Exhibit 3.1



              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                 THE CHILDREN'S PLACE RETAIL STORES, INC.




    THE CHILDREN'S PLACE RETAIL STORES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

    The Corporation was originally incorporated under the name "THE CHILDREN'S PLACE RETAIL STORES II, INC." and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 3, 1988. The Certificate of Incorporation was subsequently amended on July 29, 1988 and pursuant to such amendment the Corporation was renamed The Children's Place Retail Stores, Inc. The Certificate of Incorporation was subsequently amended and restated on June 28, 1996. The Certificate of Incorporation was subsequently amended and restated on December 31, 1996.

    The Board of Directors of the Corporation, at a meeting duly called and held on _________ __, 1997, at which a quorum was present, adopted resolutions setting forth the Amended and Restated Certificate of Incorporation herein contained (the "Certificate of Incorporation"), declaring its advisability and calling a meeting of stockholders of the Corporation entitled to vote in respect thereof for the consideration of such Certificate of Incorporation, in accordance with applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
 The Certificate of Incorporation was duly adopted on __________ __, 1997 by a vote of the holders of a majority of the outstanding stock entitled to vote thereon, in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    The text of the Certificate of Incorporation of the Corporation shall read in its entirety as follows:

                                    ARTICLE ONE

    The name of the corporation is THE CHILDREN'S PLACE RETAIL STORES, INC. (the "Corporation").

                                    ARTICLE TWO

    The address of the Corporation's registered office in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

                                    ARTICLE THREE

    The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE FOUR

    The Corporation shall have authority, to be exercised by the Board of Directors, to issue (i) 100,000,000 shares of common stock of the par value of $0.10 per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock of the par value of $1.00 per share (the "Preferred Stock"). The Preferred Stock may be issued (A) in one or more series and with such designations, powers, preferences, rights, and such qualifications, limitations or restrictions thereof, as the Board of Directors shall fix by resolution or resolutions which are permitted by Section 151 of the General Corporation Law of the State of Delaware for any such series of Preferred Stock, and (B) in such number of shares in each such series as the Board of Directors shall, by resolution, fix, provided that the aggregate number of all shares of Preferred Stock issued shall not exceed the number of shares of Preferred Stock authorized hereby.

    Each holder of Common Stock shall at every meeting of stockholders of the Corporation be entitled to one vote in person or by proxy on each matter submitted to a vote of stockholders for each share of Common Stock held by such holder as of the record date for such meeting. Subject to the rights, if any, of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation available for distribution to stockholders in the event of any liquidation,

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dissolution or winding up of the Corporation.


                                    ARTICLE FIVE

    The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than three nor more than 12 and the exact number shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; provided, however, that such maximum number of directors may be increased from time to time to reflect the rights, if any, of holders of Preferred Stock to elect directors in accordance with the terms of the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of Preferred Stock. The number of directors may be increased or decreased only by action of the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 1998; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 1999; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2000, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and to hold office until their successors are elected and qualified. Election of directors of the Corporation need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors and present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected.

                                    ARTICLE SIX

    Subject to the rights, if any, of the holders of any Preferred Stock, the power to fill vacancies on the Board of Directors (whether by reason of resignation, removal, death, an increase in the number of directors or otherwise) shall be vested solely in the Board of Directors, and vacancies may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies. Any director chosen by the Board of Directors to fill a vacancy (including a vacancy resulting from an increase in the number of directors) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred (or in which the new directorship was created) and until that director's successor shall be elected and shall have qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

                                    ARTICLE SEVEN

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by the Secretary of the Corporation within ten calendar days after receipt of a written request from a majority of the total number of directors which the Corporation would have if there were no vacancies. Such special meetings may not be called by any other person or persons.

                                    ARTICLE EIGHT

    Any action required by the General Corporation Law of the State of Delaware to be taken at an annual or special meeting of stockholders of the Corporation, and any action which otherwise may be taken at any annual or special meeting of stockholders of the Corporation, shall be taken only at a duly called meeting of the stockholders of the Corporation and, notwithstanding Section 228 of the General Corporation Law of the State of Delaware, no such action shall be taken by written consent or consents without a meeting of the stockholders of the Corporation.

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                                    ARTICLE NINE

    Except as otherwise provided by law, at any annual or special meeting of the stockholders of the Corporation, only such business shall be conducted or considered as shall have been properly brought before the meeting. Except as otherwise provided herein, in order to have been properly brought before the meeting, such business must have been either (A) specified in the written notice of the meeting, or any supplement thereto, given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors; (B) brought before the meeting at the direction of the Chairman of the Board, the President or the Board of Directors; or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all requirements set forth in this Article Nine. A notice referred to in clause (C) of the preceding sentence must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting was given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurred. Such notice referred to in clause (C) of the second sentence of this Article Nine shall set forth: (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting;
(ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such item of business; and (vi) all other information that would be required to be filed with the Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Article Nine. The Board of Directors may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

                                    ARTICLE TEN

    The Bylaws of the Corporation, as amended and restated on the date hereof, are hereby adopted by the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation, by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies.

    Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Sections 6(b), 6(j) and 6(l) of Article I of the Bylaws, Sections 2(b), 2(c) and 2(d) of Article II of the Bylaws and Article VI of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class.

                                    ARTICLE ELEVEN

    To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware or any successor provision thereto, or (4) for any transaction from which the director derived any improper personal benefit. The provisions of this Article Eleven are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law. Neither the amendment or repeal of this Article Eleven, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleven, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

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                                    ARTICLE TWELVE

    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor provision thereto ("Section 145"), indemnify any and all persons whom it shall have power to indemnify under Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145. The Corporation shall advance expenses to the fullest extent permitted by Section 145. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article Twelve or Section 145. Neither the amendment or repeal of this Article Twelve, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Twelve, shall adversely affect any right or protection of any person existing at the time of such amendment, repeal or adoption.

    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof or under
Section 145 of the General Corporation Law or any other applicable law.

                                    ARTICLE THIRTEEN

    Subject to the rights, if any, of the holders of any Preferred Stock to elect additional directors or to remove directors so elected, a duly elected director of the Corporation may be removed from such position by the stockholders only for cause and only in the manner specified in this Article Thirteen. Any such removal may be effected only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the director whose removal is proposed has been convicted of a felony or adjudicated by a court of competent jurisdiction to be liable to the Corporation or its stockholders for misconduct as a result of (a) a breach of such director's duty of loyalty to the Corporation, (b) any act or omission by such director not in good faith or which involves a knowing violation of law or (c) any transaction from which such director derived an improper personal benefit, and such conviction or adjudication is no longer subject to direct appeal.

                                    ARTICLE FOURTEEN

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE FIFTEEN

    The Board of Directors of the Corporation, in determining whether the interests of the Corporation, its subsidiaries and its stockholders will be served by any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation or any subsidiary of the Corporation, (ii) merge or consolidate the Corporation or any of its subsidiaries with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or any of its subsidiaries, may take into account factors in addition to potential economic benefits to stockholders. Such factors may include (a) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity; (b) the impact of such a transaction on the customers, suppliers and employees of the Corporation, and its effect on the communities in which the Corporation conducts business; and (c) the ability of the Corporation to fulfill its objectives under applicable statutes and regulations. The term "offer" as used in this Article Fifteen includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

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                                    ARTICLE SIXTEEN

    Any amendment, alteration, change or repeal of any provision contained in Article Five, Six, Seven, Eight, Nine, Ten or Thirteen or this Article Sixteen of this Certificate of Incorporation, or the adoption of any provision inconsistent therewith, may be effected only by the affirmative vote of the holders of 75% of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class, and all rights conferred on stockholders herein are granted subject to any provision of the General Corporation Laws of the State of Delaware, as amended.

    This Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ezra Dabah, its Chairman and Chief Executive Officer, and attested by Steven Balasiano, its Secretary this __ day of __________, 1997.


                               THE CHILDREN'S PLACE RETAIL STORES, INC.


                               By: _____________________________
                                   Ezra Dabah
                                   Chairman and Chief Executive Officer

Attest:


__________________________
Steven Balasiano
Secretary







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